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                                                                       Exhibit 9

Pamela M. Krill
Associate General Counsel
Office of General Counsel & Corporate Compliance
Phone:  608.231.8365
Fax:    608.236.8365
E-mail: pam.krill@cunamutual.com

                                 April 25, 2008

VIA EDGAR

CUNA Mutual Insurance Society
2000 Heritage Way
Waverly  IA  50677

          RE:  CUNA MUTUAL INSURANCE SOCIETY
               CUNA MUTUAL VARIABLE ANNUITY
               ACCOUNT POST-EFFECTIVE AMENDMENT NUMBER 1
               FILE NOS. 333-148426/811-8260

Commissioners:

     With reference to the registration statement on Form N-4 to be filed by CUNA Mutual Insurance Society (the "Company") and CUNA Mutual Variable Annuity Account (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, deferred variable annuity contracts (the "Contracts"), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing as a mutual life insurance company under the laws of the State of Iowa and is duly authorized by the Insurance Division of the Department of Commerce of the State of Iowa to issue the Contracts.

     2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 508A.1 of the Iowa Code (2008).

     3. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account. If you have any questions or comments regarding the Amendment, please call the undersigned at
(608) 231-8365.

                                        Sincerely,


                                        /s/ Pamela M. Krill

                                        Pamela M. Krill
                                        Associate General Counsel